Exhibit 4.4

Xudong ZHU

Yinyu HE

Shanghai SINA Leju Information Technology Co., Ltd.

AND

Beijing Yisheng Leju Information Services Co., Ltd.

Exclusive Call Option Agreement

In Respect Of Beijing Yisheng Leju Information Services Co., Ltd.

February 17, 2017

EXCLUSIVE CALL OPTION AGREEMENT

This EXCLUSIVE CALL OPTION AGREEMENT (this “Agreement”) is entered into as of February 17, 2017 by and among the following parties:

1.                                      Xudong ZHU

Identity Card No.:

2.                                      Yinyu HE

Identity Card No.:

(Xudong ZHU and Yinyu HE are hereinafter referred to individually as an “Existing Shareholder” and collectively as the “Existing Shareholders”.)

3.                                      Shanghai SINA Leju Information Technology Co., Ltd. (the “WFOE”)

Registered address: Room 204-B, 128 North Zhangjiabang Road, Free Trade Pilot Zone (Shanghai), China

4.                                      Beijing Yisheng Leju Information Services Co., Ltd. (the “Company”)

Registered address: Rooms 806-810, Ideal Plaza, 58 Bei Si Huan Xi Road, Haidian District, Beijing

(In this Agreement, the above parties are hereinafter referred to individually as a “Party” and collectively as the “Parties”.)

WHEREAS:

(1)                                 The Existing Shareholders are the registered shareholders of the Company, legally holding all the equity interest in the Company. Appendix 1 sets forth the capital contribution amount and the shareholding percentage of each Existing Shareholder in the registered capital of the Company as of the date when this Agreement is signed.

(2)                                 To the extent not in violation of the PRC Law, the Existing Shareholders intend to transfer all their respective equity interest in the Company to the WFOE and/or any other entity or individual designated by the WFOE, and the WFOE intends to accept such transfer.

(3)                                 To the extent not in violation of the PRC Law, the Company intends to transfer its assets to the WFOE and/or any other entity or individual designated by the WFOE, and the WFOE intends to accept such transfer.

(4)                                 For the purpose of the foregoing equity interest and asset transfer, the Existing Shareholders and the Company agree to grant to the WFOE the exclusive and irrevocable Equity Transfer Option (as defined below) and Asset Purchase Option (as defined below) respectively. Pursuant to such Equity Transfer Option and Asset Purchase Option, at the WFOE’s request, the Shareholders or the Company shall, to the extent permitted by the PRC Law, transfer the Option Equity (as defined below) or the Company Assets (as defined below) to the WFOE and/or any other entity or individual designated by the WFOE pursuant to the provisions of this Agreement.

(5)                                 The Company agrees that the Existing Shareholders grant the Equity Transfer Option to the WFOE pursuant to the provisions of this Agreement.

(6)                                 The Existing Shareholders agree that the Company grants the Asset Purchase Option to the WFOE pursuant to the provisions of this Agreement.

NOW, THEREFORE, the Parties, after consultations, hereby agree as follows:

Article 1 Definitions

1.1                               As used in this Agreement, the following terms shall be interpreted to have the following meanings, unless otherwise interpreted pursuant to the context:

“Equity Transfer Option” shall mean the option to purchase the equity interest in the Company as granted to the WFOE by the Existing Shareholders pursuant to the terms and conditions of this Agreement.

“Asset Purchase Option” shall mean the option to purchase any Company Assets as granted to the WFOE by the Company pursuant to the terms and conditions of this Agreement.

“Option Equity” shall mean, in respect of each of the Existing Shareholders, all the equity interest held by him in the Company Registered Capital respectively; in respect of all the Existing Shareholders, the equity interest covering 100% of the Company Registered Capital.

“Company Registered Capital” shall mean the registered capital of the Company as of the signing date of this Agreement, i.e. RMB10,000,000, which shall include any expanded registered capital as a result of any capital increase in any form within the term of this Agreement.

“Transferred Equity” shall mean the equity interest in the Company which the WFOE has the right to request either of the Existing Shareholders to transfer to it or its designated entity or individual in accordance with Article 3 hereof when the WFOE exercises its Equity Transfer Option, the quantity of which may be all or part of the Option Equity and the specific amount of which shall be determined by the WFOE at its sole discretion in accordance with the then-effective PRC Law and based on its commercial consideration.

“Transferred Assets” shall mean the Company Assets which the WFOE has the right to require the Company to transfer to it or its designated entity or individual in accordance with Article 3 hereof when the WFOE exercises its Asset Purchase Option, the quantity of which may be all or part of the Company Assets and the details of which shall be determined by the WFOE at its sole discretion in accordance with the then-effective PRC Law and based on its commercial consideration.

“Exercise of Option” shall mean the exercising of the Equity Transfer Option or the Asset Purchase Option by the WFOE.

“Transfer Price” shall mean all the consideration that the WFOE or its designated entity or individual is required to pay to the Existing Shareholders or the Company in order to obtain the Transferred Equity or the Transferred Assets upon each Exercise of Option.

“Business Permits” shall mean any approvals, permits, filings, registrations, etc which the Company is required to have for legally and validly operating all its businesses, including without limitation, Business License of Corporate Legal Person, Operation Permit of Value-added Telecommunication Service and such other relevant permits and licenses as required by the then-effective PRC Law.

“Company Assets” shall mean all the tangible and intangible assets which the Company owns or has the right to dispose of during the valid term of this Agreement, including without limitation, any immoveable and moveable assets, intellectual property rights such as trademarks, copyrights, patents, know-how, domain names and software use rights, and any investment interest.

“Material Asset” shall mean any asset which has a book value of RMB100,000 or more or has a material effect on the business operations of any Party.

“Material Agreement” shall mean, in respect of the Company, any agreement to which the Company is a party and which has a material effect on the business or assets of the Company, including without limitation, the Exclusive Technical Support Agreement entered into by the Company and the WFOE on May 8, 2008 and other important agreements regarding the business of the Company; in respect of a Subsidiary, any agreement to which such Subsidiary is a party and which has a material effect on the business or assets of such Subsidiary.

“PRC” shall mean the People’s Republic of China, which, for purpose of this Agreement only, excludes Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

“PRC Law” shall mean the then-effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the PRC.

“Exercise Notice” shall have the meaning prescribed to such term in Article 3.7 hereof.

“Subsidiary” shall have the meaning prescribed to such term in Article 6.1.10 hereof.

“Confidential Information” shall have the meaning prescribed to such term in Article 8.1 hereof.

“Disclosing Party” shall have the meaning prescribed to such term in Article 8.1 hereof.

“Receiving Party” shall have the meaning prescribed to such term in Article 8.1 hereof.

“Defaulting Party” shall have the meaning prescribed to such term in Article 11.1 hereof.

“Default” shall have the meaning prescribed to such term in Article 11.1 hereof.

“Available Rights” shall have the meaning prescribed to such term in Article 12.5 hereof.

1.2                               The references to any PRC Law herein shall be deemed:

(1)   simultaneously to include the references to the amendments, changes, supplements and restatement of such PRC Law, irrespective of whether they take effect before or after the execution of this Agreement; and

(2)   simultaneously to include the references to other decisions, notices and regulations enacted in accordance therewith or effective as a result thereof.

1.3                               Except as otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the corresponding part of this Agreement.

Article 2 Grant of Equity Transfer Option and Asset Purchase Option

2.1                               The Existing Shareholders hereby severally and jointly agree to grant the WFOE an irrevocable, unconditional and exclusive Equity Transfer Option. Pursuant to such Equity Transfer Option, the WFOE is entitled to, to the extent permitted by the PRC Law, request the Existing Shareholders to transfer the Option Equity to the WFOE or its designated entity or individual according to the terms and conditions hereunder. The WFOE also agrees to accept such Equity Transfer Option.

2.2                               The Company hereby agrees that the Existing Shareholders grant such Equity Transfer Option to the WFOE according to Article 2.1 above and other provisions of this Agreement.

2.3                               The Company hereby agrees to grant the WFOE an irrevocable, unconditional and exclusive Asset Purchase Option. Pursuant to such Asset Purchase Option, the WFOE is entitled to, to the extent permitted by the PRC Law, request the Company to transfer all or part of the Company Assets to the WFOE or its designated entity or individual according to the terms and conditions hereunder. The WFOE also agrees to accept such Asset Purchase Option.

2.4                               The Existing Shareholders hereby severally and jointly agree that the Company grants such Asset Purchase Option to the WFOE according to Article 2.3 above and other provisions of this Agreement.

Article 3 Method of Exercise of Option

3.1.                            Subject to the terms and conditions of this Agreement, the WFOE shall have the absolute sole discretion to determine the specific time, method and times of its Exercise of Option to the extent permitted by the PRC Law.

3.2.                            Subject to the terms and conditions of this Agreement and to the extent not in violation of the then-effective PRC Law, the WFOE shall have the right to, at any time, request to acquire the Transferred Equity from the Existing Shareholders by itself or through any other entity or individual designated by it.

3.3.                            Subject to the terms and conditions of this Agreement and to the extent not in violation of the then-effective PRC Law, the WFOE shall have the right to, at any time, request to acquire the Transferred Assets from the Company by itself or through any other entity or individual designated by it.

3.4.                            With regard to the Equity Transfer Option, at each Exercise of Option, the WFOE shall have the right to arbitrarily determine the amount of the Transferred Equity to be transferred by the Existing Shareholders to the WFOE and/or any other entity or individual designated by it. The Existing Shareholders shall respectively transfer the Transferred Equity to the WFOE and/or any other entity or individual designated by it in the amount requested by the WFOE. The WFOE and/or any other entity or individual designated by it shall pay the Transfer Price with respect to the Transferred Equity acquired at each Exercise of Option to the Existing Shareholder transferring such Transferred Equity.

3.5.                            With regard to the Asset Purchase Option, at each Exercise of Option, the WFOE shall have the right to determine the specific Company Assets to be transferred by the Company to the WFOE and/or any other entity or individual designated by it. The Company shall transfer the Transferred Assets to the WFOE and/or any other entity or individual designated by it in accordance with the WFOE’s requirement. The WFOE and/or any other entity or individual designated by it shall pay the Transfer Price to the Company with respect to the Transferred Assets acquired at each Exercise of Option.

3.6.                            At each Exercise of Option, the WFOE may acquire the Transferred Equity or Transferred Assets by itself or designate any third party to acquire all or part of the Transferred Equity or Transferred Assets.

3.7.                            Having decided each Exercise of Option, the WFOE shall issue to the Existing Shareholders or the Company a notice for exercising the Equity Transfer Option or a notice for exercising the Asset Purchase Option (the “Exercise Notice”, the form of which are set out in Annex 2 and Annex 3 hereto). The Existing Shareholders or the Company shall, upon receipt of the Exercise Notice, forthwith transfer all the Transferred Equity or Transferred Assets in accordance with the Exercise Notice to the WFOE and/or any other entity or individual designated by the WFOE in such method as described in Article 3.4 or Article 3.5 hereof.

Article 4 Transfer Price

4.1.                            With regard to the Equity Transfer Option, the total Transfer Price to be paid by the WFOE or any other entity or individual designated by the WFOE to each Existing Shareholder at each Exercise of Option by the WFOE shall be the capital contribution mirrored by the corresponding Transferred Equity in the Company Registered Capital. But if the lowest price permitted by the then-effective PRC Law is higher than the above capital contribution, the Transfer Price shall be the lowest price permitted by the PRC Law.

4.2.                            With regard to the Asset Purchase Option, the Transfer Price to be paid by the WFOE or any other entity or individual designated by the WFOE to the Company at each Exercise of Option by the WFOE shall be the net book value of the relevant Transferred Assets. But if the lowest price permitted by the then-effective PRC Law is higher than the net book value of the Transferred Assets, the Transfer Price shall be the lowest price permitted by the PRC Law.

Article 5 Representations and Warranties

5.1                               The Existing Shareholders hereby severally and jointly represent and warrant that:

5.1.1.                  Each of the Existing Shareholders is a Chinese citizen with full capacity. Each of them has the full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a party to lawsuit.

5.1.2.                  The Company is a limited liability company duly registered and legitimately existing under the PRC Law with an independent legal personality. It has the full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a party to lawsuit.

5.1.3.                  Each of them has the full power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction contemplated hereby and to be executed by him. Each of them has the full power and authority to consummate the transaction contemplated hereby.

5.1.4.                  This Agreement is legally and duly executed and delivered by the Existing Shareholders. This Agreement shall constitute their legal and binding obligations and shall be enforceable against them in accordance with the terms of this Agreement.

5.1.5.                  The Existing Shareholders are the legitimate owners of the Option Equity as of the effective date of this Agreement, and except for the rights created under the Equity Pledge Agreement and Shareholder Voting Rights Proxy Agreement executed by the Company, the WFOE and the Existing Shareholders on the date hereof, the Option Equity is free from and clear of any lien, pledge, claim and other encumbrances and third party rights. Pursuant to this Agreement, the WFOE and/or any other entity or individual designated by it may, after the Exercise of Option, acquire a good title to the Transferred Equity, free from and clear of any lien, pledge, claim and other encumbrances or third party rights.

5.1.6.                  To the knowledge of the Existing Shareholders, the Company Assets are free from and clear of any lien, mortgage, claim and other encumbrances and third party rights. Pursuant to this Agreement, the WFOE and/or any other entity or individual designated by it may, after the Exercise of Option, acquire a good title to the Company Assets, free from and clear of any lien, mortgage, claim and other encumbrances or third party rights.

5.1.7.                  The execution, delivery and performance by the Existing Shareholders of this Agreement and the consummation by the Existing Shareholders of the transaction contemplated hereby do not violate any PRC Law or any agreement, contract or other arrangement with any third party by which they are bound.

5.2                               The Company hereby represents and warrants that:

5.2.1                     The Company is a limited liability company duly registered and legitimately existing under the PRC Law with an independent legal personality. It has the full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a party to lawsuit.

5.2.2                     The Company has the full internal corporate power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction contemplated hereby and to be executed by it. It has the full power and authority to consummate the transaction contemplated hereby.

5.2.3                     This Agreement is legally and duly executed and delivered by the Company. This Agreement shall constitute the legal and binding obligation against it.

5.2.4                     The Company Assets are free from and clear of any lien, mortgage, claim and other encumbrances and third party rights. Pursuant to this Agreement, the WFOE and/or any other entity or individual designated by it may, after the Exercise of Option, acquire a good title to the Company Assets, free from and clear of any lien, mortgage, claim and other encumbrances or third party rights.

5.2.5                     The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transaction contemplated hereby do not violate any PRC Law or any agreement, contract or other arrangement with any third party by which it is bound.

5.3                               The WFOE hereby represents and warrants that:

5.3.1.                  The WFOE is a wholly foreign-owned enterprise duly registered and legitimately existing under the PRC Law with an independent legal personality. The WFOE has the full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a party to lawsuit.

5.3.2.                  The WFOE has the full internal corporate power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction contemplated hereby and to be executed by it. It has the full power and authority to consummate the transaction contemplated hereby.

5.3.3.                  This Agreement is legally and duly executed and delivered by the WFOE. This Agreement shall constitute the legal and binding obligation against it.

Article 6 Undertakings by the Company Shareholders

Each of the Company Shareholders hereby severally undertakes that:

6.1                               Within the valid term of this Agreement, without the WFOE’s prior written consent:

6.1.1.                  any Company Shareholder shall not transfer or otherwise dispose of any Option Equity or create any encumbrance or other third party rights on any Option Equity;

6.1.2.                  he shall not increase or decrease the Company Registered Capital or cause or permit the Company to be divided or merged with any other entity;

6.1.3.                  he shall not dispose of or cause the management of the Company to dispose of any Material Asset (other than in the ordinary course of business), or create any encumbrance or other third party rights on any Material Asset;

6.1.4.                  he shall not terminate or cause the management of the Company to terminate any Material Agreement entered into by the Company, or enter into any other agreement in conflict with the existing Material Agreements;

6.1.5.                  he shall not appoint or dismiss and replace any director or supervisor of the Company or any other management personnel of the Company who shall be appointed or dismissed by the Existing Shareholders;

6.1.6.                  he shall not cause the Company to declare the distribution of or in practice release any distributable profit, dividend, share profit or share interest;

6.1.7.                  he shall ensure that the Company validly exists and is not terminated, liquidated or dissolved;

6.1.8.                  he shall not amend the articles of association of the Company;

6.1.9.                  he shall ensure that the Company will not lend or borrow any money, or provide any guaranty or engage in security activities in any other form, or bear any substantial obligations other than in the ordinary course of business; and

6.1.10.           it shall not cause the Company or the management of the Company to approve any of the following acts of any of the Company’s subsidiaries or affiliates (collectively, the “Subsidiaries”):

(a)   increase or decrease any Subsidiary’s registered capital or cause or permit any Subsidiary to be divided or merged with any other entity;

(b)   dispose of or cause the management of the Subsidiaries to dispose of any Material Asset of any Subsidiary (other than in the ordinary course of business), or create any encumbrance or other third party rights on such assets;

(c)   terminate or cause the management of the Subsidiaries to terminate any Material Agreement entered into by any Subsidiary, or enter into any other agreement in conflict with the existing Material Agreements;

(d)   appoint or dismiss and replace any director or supervisor of any Subsidiary or any other management personnel of such Subsidiary who shall be appointed or dismissed by the Company;

(e)   terminate, liquidate or dissolve any Subsidiary or act in any way that damages or is likely to damage the valid existence of any Subsidiary;

(f)    amend the articles of association of any Subsidiary; and

(g)   lend or borrow any money, or provide any guaranty or engage in security activities in any other form, or bear any substantial obligations other than in the ordinary course of business.

6.2                               Within the valid term of this Agreement, he shall use his best endeavor to develop the business of the Company and ensure that the Company’s operations are legal and in compliance with the regulations, and he will not engage in any act or omission which may damage the Company’s (including the Subsidiaries’) assets and goodwill or affect the validity of the Business Permits of the Company.

6.3                               Within the valid term of this Agreement, he shall timely notify the WFOE of any circumstances that may have a material adverse effect on the existence, business operations, financial conditions, assets or goodwill of the Company (including the Subsidiaries) and timely take all the measures approved by the WFOE to remove such adverse circumstances or take effective remedial measures with respect thereto.

6.4                               Once the WFOE gives the Exercise Notice,

6.4.1.                  he shall promptly convene a shareholders’ meeting, pass shareholders’ resolutions and take all other necessary actions to approve any Existing Shareholder or the Company to transfer all the Transferred Equity or the Transferred Assets at the Transfer Price to the WFOE and/or any other entity or individual designated by the WFOE, and waive any preemptive right to purchase enjoyed by him (if any);

6.4.2.                  he shall promptly enter into an equity transfer agreement with the WFOE and/or any other entity or individual designated by the WFOE to transfer all the Transferred Equity at the Transfer Price to the WFOE and/or any other entity or individual designated by the WFOE and provide necessary support to the WFOE (including provision and execution of all relevant legal documents, performing all government approval and registration procedures and assuming all relevant obligations) in accordance with the WFOE’s requirements and the PRC Law so that the WFOE and/or any other entity or individual designated by the WFOE may acquire all the Transferred Equity, free from and clear of any legal defect or any encumbrance, third party restriction or any other restrictions on the Transferred Equity.

6.5                               If the total Transfer Price obtained by any Existing Shareholder with respect to the Transferred Equity held by him is higher than the capital contribution corresponded with such Transferred Equity in the Company Registered Capital, or he receives any form of profit distribution, share profit, share interest or dividend from the Company, then such Existing Shareholder agrees to, to the extent no in violation of the PRC Law, waive the premium earnings and any profit distribution, share profit, share interest or dividend (after the deduction of relevant taxes) and the WFOE is entitled thereto. Otherwise, such Existing Shareholder shall compensate the WFOE and/or any other entity or individual designated by the WFOE for any loss incurred as a result thereof.

Article 7 Undertakings by the Company

7.1                               The Company hereby undertakes that:

7.1.1.                  If any consent, permit, waiver or authorization by any third party, or any approval, permit or exemption by any government authority, or any registration or filing formalities (if required by law) with any government authority needs to be obtained or handled with respect to the execution and performance of this Agreement and the grant of the Equity Transfer Option or Asset Purchase Option hereunder, the Company shall endeavor to assist in satisfying the above conditions.

7.1.2.                  Without the WFOE’s prior written consent, the Company shall not assist or permit the Existing Shareholders to transfer or otherwise dispose of any Option Equity or create any encumbrance or other third party rights on any Option Equity.

7.1.3.                  Without the WFOE’s prior written consent, the Company shall not transfer or otherwise dispose of any Material Asset (other than in the ordinary course of business) or create any encumbrance or other third party rights on any Company Assets.

7.1.4.                  The Company shall not do or permit to be done any behavior or action that may adversely affect the interests of the WFOE under this Agreement, including without limitation, any behavior and action that is subject to Article 6.1.

7.2                               With the valid term of this Agreement, once the WFOE gives the Exercise Notice,

7.2.1                     it shall promptly cause the Existing Shareholders to convene a shareholders’ meeting, pass shareholders’ resolutions and take all other necessary actions to approve the Company to transfer all the Transferred Assets at the Transfer Price to the WFOE and/or any other entity or individual designated by the WFOE;

7.2.2                     it shall promptly enter into an asset transfer agreement with the WFOE and/or any other entity or individual designated by the WFOE to transfer all the Transferred Assets at the Transfer Price to the WFOE and/or any other entity or individual designated by the WFOE, and cause the Existing Shareholders to provide necessary support to the WFOE (including provision and execution of all relevant legal documents, performing all government approval and registration procedures and assuming all relevant obligations) in accordance with the WFOE’s requirements and the PRC Law so that the WFOE and/or any other entity or individual designated by the WFOE may acquire all the Transferred Assets, free from and clear of any legal defect or any encumbrance, third party restriction or any other restrictions on the Transferred Assets.

Article 8 Confidentiality Obligations

8.1                               Regardless of whether this Agreement is terminated or not, each Party shall keep strictly confidential all the business secrets, proprietary information, customer information and all other information of a confidential nature about the other Parties known by it during the execution and performance of this Agreement (collectively, the “Confidential Information”). Unless a prior written consent is obtained from the Party disclosing the Confidential Information (the “Disclosing Party”) or unless it is required to be disclosed to third parties according to the stipulation of relevant laws and regulations or the requirement of the place where its affiliate is listed on a stock exchange, the Party receiving the Confidential Information (the “Receiving Party”) shall not disclose to any third party any Confidential Information. The Receiving Party shall not use any Confidential Information other than for the purpose of performing this Agreement.

8.2                               The following information shall not be deemed part of the Confidential Information:

(a)   any information that has been lawfully acquired by the receiving Party before as evidenced by written documents;

(b)   any information entering the public domain not attributable to the fault of the Party receiving the information; or

(c)   any information lawfully acquired by the Party receiving the information through other sources after its receipt of such information.

8.3                               For purpose of performing this Agreement, the Receiving Party may disclose the Confidential Information to its relevant employees, agents or professionals retained by it. However, the Receiving Party shall ensure that the aforesaid persons shall comply with the relevant terms and conditions of this Article 8. In addition, the Receiving Party shall be responsible for any liability incurred as a result of such persons’ breach of the relevant terms and conditions of this Article 8.

8.4                               Notwithstanding any other provision herein, the effect of this Article 8 shall not be affected by the termination of this Agreement.

Article 9 Term of Agreement

This Agreement shall become effective immediately upon the signing of this agreement by all parties. This Agreement shall terminate after all the Option Equity and the Company Assets are lawfully transferred to the WFOE and/or any other entity or individual designated by the WFOE pursuant to the provisions of this Agreement.

Article 10 Notices

10.1                        Any notice, request, demand and other correspondences required by this Agreement or made in accordance with this Agreement shall be delivered in writing to the relevant Party.

10.2                        If any of such notice or other correspondences is transmitted by facsimile or telex, it shall be treated as delivered immediately upon transmission; if delivered in person, it shall be treated as delivered at the time of delivery; if posted by mail, it shall be treated as delivered five (5) days after posting.

Article 11 Defaulting Liability

11.1                        The Parties agree and confirm that, if any of the Parties (the “Defaulting Party”) substantially violates any agreement herein or substantially fails to perform or delays performance of any of the obligations hereunder, such violation, failure or delay shall constitute a default under this Agreement (a “Default”). The non-defaulting Party shall have the right to request the Defaulting Party to rectify or take remedial actions within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial actions within such reasonable period or within ten (10) days after the non-defaulting Party notifies the Defaulting Party in writing requiring the Default to be rectified, then the non-defaulting Party is entitled to decide at its own discretion that:

11.1.1.           if any Existing Shareholder or the Company is the Defaulting Party, the WFOE shall be entitled to terminate this Agreement and require the Defaulting Party to indemnify the damages;

11.1.2.           if the WFOE is the Defaulting Party, the non-defaulting Party shall be entitled to require the Defaulting Party to indemnify the damages, but unless otherwise provided for by the PRC Law, the non-defaulting Party has no right to terminate or cancel this Agreement in any circumstances.

11.2                        Notwithstanding any other provision herein, the effect of this Article 11 shall not be affected by the termination of this Agreement.

Article 12 Miscellaneous

12.1                        This Agreement is written in Chinese and executed in four (4) originals, with one (1) original to be retained by each Party hereto.

12.2                        The execution, effectiveness, performance, revision, interpretation and termination of this Agreement shall be governed by the PRC Law.

12.3                        Any dispute arising out of and in connection with this Agreement shall be resolved through consultations among the Parties. In case the Parties fail to reach agreement within thirty (30) days after the dispute arises, such dispute shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Commission for arbitration in Shanghai in accordance with such Commission’s arbitration rules in effect at the time of applying for arbitration, and the arbitration award shall be final and binding on the Parties.

12.4                        None of the rights, powers or remedies granted to any Party by any provision herein shall preclude any other rights, powers or remedies available to such Party at law and under the other provisions of this Agreement. In addition, the exercising by one Party of any of its rights, powers and remedies shall not exclude such Party from exercising any of its other rights, powers and remedies.

12.5                        No failure or delay by a Party in exercising any rights, powers and remedies available to it hereunder or at law (the “Available Rights”) shall result in a waiver thereof, nor shall the waiver of any single or partial exercise of the Available Rights shall exclude such Party from exercising such rights in any other way and exercising the other Available Rights.

12.6                        The headings of the provisions herein are for reference only, and in no event shall such headings be used for or affect the interpretation of the provisions hereof.

12.7                        Each provision contained herein shall be severable and independent from each of the other provisions. If any one or more provisions herein become(s) invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the remaining provisions herein shall not be affected as a result thereof.

12.8                        This Agreement, when signed, shall supersede any prior other legal documents executed by and among the Parties with respect to the subject matter hereof. Any amendment or supplement hereto shall be made in writing and shall become effective only upon due execution by the Parties hereto.

12.9                        Without the WFOE’s prior written consent, each Existing Shareholder or the Company shall not transfer any of its rights and/or obligations hereunder to any third party. The Existing Shareholders and the Company hereby agree that the WFOE is entitled to transfer any of its rights and/or obligations hereunder to any third party upon written notice thereof to the Existing Shareholders and the Company.

12.10                 This Agreement shall be binding on the legal assignees or successors of the Parties.

[The remainder of this page intentionally left blank]

[SIGNATURE PAGE]

IN WITNESS WHEREOF, the following Parties have executed this Exclusive Call Option Agreement as of the date first above written.

Xudong ZHU

By:	/s/ Xudong ZHU

Yinyu HE

By:	/s/ Yinyu HE

Shanghai SINA Leju Information Technology Co., Ltd.
(Seal)

By:	/seal/
Name:
Title:

Beijing Yisheng Leju Information Services Co., Ltd.
(Seal)

By:	/seal/
Name:
Title:

Annex 1:

Company’s General Information

Company name:	Beijing Yisheng Leju Information Services Co., Ltd.

Registered address:	Rooms 806-810, Ideal Plaza, 58 Bei Si Huan Xi Road, Haidian District, Beijing

Registered capital:	RMB10,000,000

Legal Representative:	Yinyu HE

Shareholding structure:

Shareholder’s name	Contribution in registered capital		Percentage of contribution	Method of contribution
Xudong ZHU	RMB	8,000,000	80%	Currency

Yinyu HE	RMB	2,000,000	20%	Currency

Total	RMB	10,000,000	100%	/

Annex 2:

Form of Exercise Notice

To:

WHEREAS, we, Beijing Yisheng Leju Information Services Co., Ltd. (the “Company”), [name of the other Existing Shareholder] and you entered into an Exclusive Call Option Agreement (the “Option Agreement”) on [    ], [   ] and reached an agreement that you shall transfer the equity interest you hold in the Company to us or any third party designated by us at our request to the extent permitted by the PRC laws and regulations.

Therefore, we hereby give this notice to you as follows:

We hereby request to exercise the Equity Transfer Option under the Option Agreement and we/[name of company/individual] designated by us will acquire the [    ]% of the equity interest you hold in the Company (the “Proposed Acquired Equity”). Upon your receipt of this notice, you shall immediately transfer all the Proposed Acquired Equity to us/[name of designated company/individual] pursuant to the provisions of the Option Agreement.

Regards,

Shanghai SINA Leju Information Technology Co., Ltd.

(Seal)

Authorized representative:

Date:

Annex 3:

Form of Exercise Notice

To: Beijing Yisheng Leju Information Services Co., Ltd.

WHEREAS, we, Xudong ZHU, Yinyu HE and you entered into an Exclusive Call Option Agreement (the “Option Agreement”) on [   ], [    ] and reached an agreement that you shall transfer your assets to us or any third party designated by us at our request to the extent permitted by the PRC laws and regulations.

Therefore, we hereby give this notice to you as follows:

We hereby require to exercise the Asset Purchase Option under the Option Agreement and we/[name of company/individual] designated by us will acquire the assets owned by you as stated in a separate list (the “Proposed Acquired Assets”). Upon your receipt of this notice, you shall immediately transfer all the Proposed Acquired Assets to us/[name of designated company/individual] pursuant to the provisions of the Option Agreement.

Regards,

Shanghai SINA Leju Information Technology Co., Ltd.

(Seal)

Authorized representative:

Date: